UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

LUMENT FINANCE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue, 20th Floor

New York, New York 10169

(Address of principal executive offices)

(212) 317-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	LFT	New York Stock Exchange
7.875% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	LFTPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Commercial Real Estate Collateralized Loan Obligation

On December 10, 2025, Lument Finance Trust, Inc. (“LFT” or the “Company”) announced that it entered into and closed LMNT CRE 2025-FL3, a commercial real estate collateralized loan obligation (the “2025-FL3 CLO” or the “Securitization”). In connection with the 2025-FL3 CLO, LFT’s consolidated subsidiary, LMNT CRE 2025-FL3, LLC (the “Issuer”) issued and sold approximately $585.0 million aggregate principal amount of investment grade-rated notes (the “Offered Notes”). The Issuer also issued and sold approximatey $78.8 million aggregate principal amount of below investment grade-rated notes (the “Non-Offered Notes” and, together with the Offered Notes, the “Notes”). The Notes were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, with the Offered Notes sold to institutional investors and the Non-Offered Notes sold to LMNT CRE 2025-FL3 Holder, LLC (“LMNT Holder”), a consolidated subsidiary of LFT.

The Notes were issued pursuant to an indenture, dated as of December 10, 2025 (the “Indenture”), by and among the Issuer, Lument Commercial Mortgage Trust (“LCMT”), as advancing agent, Wilmington Trust, National Association, as trustee (the “Trustee”), and Computershare Trust Company, National Association, as note administrator and custodian (the “Note Administrator” and “Custodian”). The information contained in Item 2.03 of this Form 8-K regarding the terms of the Indenture and the Notes is incorporated by reference into this Item 1.01.

The proceeds of the sale of the Notes were used to purchase a portfolio of collateral interests, repay borrowings under LFT’s current credit facilities, fund the Securitization reinvestment proceeds account and pay transaction expenses.

Credit Facility

On December 10, 2025, LCMT NPL Warehouse, LLC (“Parent Borrower”), an indirect wholly owned subsidiary of the Company, entered into a loan agreement (the “Loan Agreement”) with Northeast Bank (the “Lender”). The Loan Agreement provides for up to $50 million in maximum aggregate advances over a 36-month draw period to finance first mortgage loans and controlling first mortgage loan participations secured by commercial real estate. Each collateral loan financed under the Loan Agreement will be classified as a performing or non-performing loan, as described in more detail in the Loan Agreement. The Loan Agreement also provides financing for commercial real estate owned (“REO”) properties, with related REO entities joining as borrowers under the Loan Agreement from time to time, as described in more detail in the Loan Agreement.

The borrowing base with respect to any advance under the Loan Agreement will be the product of (A) the applicable borrowing base percentage multiplied by (B) the lesser of (i) the borrower’s basis in a collateral loan or REO property and (ii) the unpaid principal balance of a collateral loan, provided, however that the borrowing base attributable to a collateral loan or REO property will at no time exceed an amount equal to sixty percent of the applicable underlying real estate value. Borrowing base percentages may be up to seventy percent with respect to performing loans and up to sixty-five percent with respect to non-performing loans. Advances under the Loan Agreement accrue interest at per annum rates equal to term SOFR plus a SOFR margin of 3.50%, unless otherwise set forth in any advance approval schedule as agreed to between Parent Borrower and Lender. Unless otherwise specified in an advance approval schedule, with respect to a prepayment of an advance in full related to the underlying payoff of a collateral asset, including a prepayment in full with respect to the sale of a REO property, Lender will generally earn not less than six months of minimum interest.

In connection with the Loan Agreement, the Company entered into a carve-out guaranty (the “Guaranty”) with the Lender, under which the Company has guaranteed the payment and performance of certain obligations of Parent Borrower and the REO borrowers upon the occurrence of certain “bad acts”, as described in more detail in the Loan Agreement and the Guaranty, as applicable.

The Loan Agreement and Guaranty contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by the Loan Agreement and Guaranty, which are filed as exhibits to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

Commercial Real Estate Collateralized Loan Obligation

The aggregate principal amounts of the following eight classes of Notes (each, a “Class”) were issued pursuant to the terms of the Indenture: (1) approximately $378.4 million aggregate principal amount of Class A Senior Secured Floating Rate Notes (“Class A Notes”); (2) approximately $86.3 million aggregate principal amount of Class A-S Second Priority Secured Floating Rate Notes (“Class A-S Notes”); (3) approximately $40.7 million aggregate principal amount of Class B Third Priority Secured Floating Rate Notes (“Class B Notes”); (4) approximately $39.0 million aggregate principal amount of Class C Fourth Priority Secured Floating Rate Notes (“Class C Notes”); (5) approximately $25.7 million aggregate principal amount of Class D Fifth Priority Secured Floating Rate Notes (“Class D Notes”); (6) approximately $14.9 million aggregate principal amount of Class E Sixth Priority Secured Floating Rate Notes (“Class E Notes”); (7) approximately $20.7 million aggregate principal amount of Class F Seventh Priority Secured Floating Rate Notes (“Class F Notes”); (8) approximately $14.9 million aggregate principal amount of Class G Eighth Priority Secured Floating Rate Notes (“Class G Notes” and together with the Class F Notes and the Offered Notes, the “Secured Notes”); and (9) approximately $43.1 million aggregate principal amount of Class H Income Notes (“Class H Notes”). The Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes sold to institutional investors comprise the Offered Notes. The Class F Notes, Class G Notes and Class H Notes sold to LMNT Holder comprise the Non-Offered Notes.

As of December 10, 2025 (the “Closing Date”), the Secured Notes are secured by a portfolio of collateral interests and cash with a face value of approximately $663.8 million, with the collateral interests consisting primarily of first lien commercial mortgage bridge loans and participations in such mortgage bridge loans. Through its indirect ownership of the equity of the Issuer, the Company intends to own the portfolio of collateral interests until the portfolio’s maturity and will account for the issuance of the Offered Notes on its balance sheet as a financing. The financing has an approximate two-and-a-half-year reinvestment period that allows the principal proceeds and sale proceeds (if any) of the collateral interests to be reinvested in qualifying collateral interests subject to the satisfaction of certain conditions set forth in the Indenture.

The collateral interests acquired on the Closing Date were purchased by the Issuer from LCMT. Prior to the Closing Date, collateral interests with an outstanding principal balance as of the Closing Date of: (i) approximately $3.1 million were held by LCMT; (ii) approximately $382.9 million were held by Lument Structured Finance, LLC (“Lument Structured Finance”), an affiliate of the Collateral Manager, including $135.6 million for which LCMT and Lument Structured Finance entered into a forward purchase agreement on November 24, 2025; and (iii) approximately $272.0 million that were financed under a repurchase agreement of the Company. The collateral interests acquired by LCMT from Lument Structured Finance were purchased at par plus all accrued and unpaid interest on such collateral interests as of the Closing Date. Included as collateral interests on the Closing Date was approximately $5.8 million of proceeds from the sale of Notes that was used to fund the Securitization reinvestment proceeds account.

LCMT, as seller, made certain customary representations and warranties to the Issuer with respect to the collateral interests it sold. If any such representations or warranties are materially inaccurate, the Issuer may compel LCMT to repurchase the affected collateral interests from it for an amount not exceeding par plus accrued interest and certain additional charges, if then applicable. Any additional collateral interests acquired by the Issuer are expected to be purchased on similar terms, pursuant to the requirements set forth in the Indenture.

On the Closing Date, the Issuer entered into a Collateral Management Agreement with Lument Investment Management, LLC (the “Collateral Manager”), LFT’s external manager, pursuant to which the Collateral Manager has agreed to advise the Issuer on certain matters regarding the collateral interests and other eligible investments securing the Notes. The Collateral Manager has waived its right to receive a management fee for the services rendered under the Collateral Management Agreement for so long as the Collateral Manager or an affiliate thereof is the (i) collateral manager and (ii) external manager of LFT.

On the Closing Date, the Issuer, the Collateral Manager, LCMT, the Note Administrator and the Trustee entered into a Servicing Agreement with Lument Real Estate Capital, LLC (the “Servicer”), an affiliate of the Collateral Manager, pursuant to which the Servicer has agreed to act as servicer and special servicer for the collateral interests.

As of the Closing Date, Lument Structured Finance or an affiliate thereof, each an affiliate of the Collateral Manager, had approximately $12.5 million of unfunded commitments related to loans held in 2025-FL3 CLO (“Future Funding Participations”). Lument Structured Finance will have the sole obligation to make future advances under the Future Funding Participations it owns.

The Secured Notes represent limited recourse obligations of the Issuer payable solely from the collateral interests purchased by the Issuer from LCMT on and after the Closing Date and pledged under the Indenture (the “Collateral”). To the extent the Collateral is insufficient to make payments in respect of the Notes, none of the Issuer nor any of its affiliates or any other person will have any obligation to pay any further amounts in respect of the Notes and the Notes will be non-recourse to the Issuer with respect thereto.

The Offered Notes have an initial weighted average interest rate of approximately 1.91% plus Term SOFR. Interest payments on the Notes are payable monthly, beginning on December 23, 2025, to and including the interest payment date in July of 2043, the stated maturity date of the Notes. As advancing agent under the Indenture, LCMT, a consolidated subsidiary of LFT, may be required to advance interest payments due on the Notes on the terms and subject to the conditions set forth in the Indenture. LCMT is entitled to receive (but has waived its right to receive) a fee, payable on a monthly basis in accordance with the priority of payments set forth in the Indenture, equal to 0.25% per annum on the aggregate outstanding principal amount of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

Each class of Notes will mature at par on the interest payment date in July 2043, unless redeemed or repaid prior thereto. Principal payments on each class of Notes will be paid at the stated maturity in accordance with the priority of payments set forth in the Indenture. However, it is anticipated that the Notes will be paid in advance of the stated maturity date in accordance with the priority of payments set forth in the Indenture. The weighted average life of the Notes is currently expected to be between 3.02 years and 4.20 years. The calculation of the weighted average lives of the Notes assumes certain collateral characteristics including that there are no prepayments, defaults, extensions or delinquencies and that each collateral interest acquired on the Closing Date pays off on the initial maturity date without extension. There is no assurance that such assumptions will be met.

In general, payments of principal and interest (including any defaulted interest amount) on the Class A Notes will be senior to all payments of principal and interest on the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G Notes and Class H Notes; payments of principal and interest (including any defaulted interest amount) on the Class A-S Notes will be senior to all payments of principal and interest on the Class B, Class C, Class D, Class E, Class F, Class G Notes and Class H Notes; payments of principal and interest (including any defaulted interest amount) on the Class B Notes will be senior to all payments of principal and interest on the Class C, Class D, Class E, Class F, Class G Notes and Class H Notes; payments of principal and interest (including any defaulted interest amount) on the Class C Notes will be senior to all payments of principal and interest on the Class D, Class E, Class F, Class G Notes and Class H Notes; payments of principal and interest (including any defaulted interest amount) on the Class D Notes will be senior to all payments of principal and interest on the Class E, Class F, Class G Notes and Class H Notes; payments of principal and interest (including any defaulted interest amount) on the Class E Notes will be senior to all payments of principal and interest on the Class F, Class G Notes and Class H Notes; and payments of principal and interest (including any defaulted interest amount or deferred interest amount) on the Class F Notes will be senior to all payments of principal and interest on the Class G Notes and Class H Notes; and payments of principal and interest (including any defaulted interest amount or deferred interest amount) on the Class G Notes will be senior to all payments of principal and interest on the Class H Notes.

The Notes are subject to a clean-up call redemption (at the option of and at the direction of the Collateral Manager), in whole but not in part, on any interest payment date on which the aggregate outstanding principal amount of the Notes has been reduced to 10% or less of the aggregate outstanding principal amount of the Offered Notes outstanding on the Closing Date.

Subject to certain conditions described in the Indenture, on the interest payment date in May 2028, and on any interest payment date thereafter, the Issuer may redeem the Notes at the direction of the holders of a majority of the outstanding Class H Notes.

The Offered Notes are also subject to a mandatory redemption on any interest payment date on which certain note protection tests set forth in the Indenture are not satisfied. Any mandatory redemption of the Offered Notes is to be paid from interest and principal proceeds of the collateral interests in accordance with the priority of payments set forth in the Indenture, until the applicable note protection tests are satisfied or the applicable ratings are reinstated or, if sooner, until such Offered Notes have been paid in full.

If certain events occur that would make the Issuer subject to paying U.S. income taxes or would make certain payments to or from the Issuer subject to withholding tax, then the holders of a majority of the Class H Notes may require that the Issuer prepay all of the Notes.

LCMT has agreed to comply with the retention requirements of Regulation RR under the Securities Exchange Act of 1934, as amended, by causing a “majority-owned affiliate” (as defined in Regulation RR) to retain the Class H Notes in an amount equal to not less than 5% of the aggregate fair value of the Notes as of the Closing Date. However, if Regulation RR is modified or repealed, LCMT may choose to comply with Regulation RR as is then in effect.

LCMT has also undertaken to retain, on an ongoing basis, a material net economic interest in the Securitization in the form specified in Article 6(3)(d) of Regulation (EU) 2017/2402, Article 6(3)(d) of Chapter 2 of the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the United Kingdom and section 5.2.8R(1)(d) of the handbook of rules and guidance adopted by the Financial Conduct Authority of the United Kingdom (each as in force as of the closing date of the Securitization) by means of (A) LCMT retaining its 100% direct ownership interest in LMNT Holder; and (B) LMNT Holder acquiring on the closing date, and retaining a direct interest in the Class H Notes in an amount that is, at all times, equivalent to not less than 5% of the aggregate principal balance of the collateral interests and the eligible investments from time to time.

The redemption price for each Class of Secured Notes is generally the aggregate outstanding principal amount of such Class of Notes, plus accrued and unpaid interest (including any defaulted interest amounts and deferred interest amounts, as applicable).

Credit Facility

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On December 10, 2025, the Company issued a press release announcing the closing of the commercial real estate mortgage securitization disclosed in Items 1.01 and 2.03 of this Form 8-K, a copy of which is furnished herewith as Exhibit 99.1.

On December 11, 2025, the Company issued a press release announcing the declaration of a cash dividend of $0.04 per share of common stock, as further described in the dividend press release. The Company also announced a cash dividend of $0.4921875 per share of 7.875% Cumulative Redeemable Series A Preferred Stock, as further described in the dividend press release. A copy of the dividend press release is furnished herewith as Exhibit 99.2 to this Form 8-K.

The information disclosed under this Item 7.01, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Exhibits.

(d)	Exhibits.

10.1†	Indenture, dated as of December 10, 2025, by and among LFT CRE 2025-FL3, LLC, Lument Commercial Mortgage Trust, as advancing agent, Wilmington Trust, National Association, as trustee, and Computershare Trust Company, National Association, as note administrator and custodian.

10.2	Collateral Management Agreement, dated as of December 10, 2025, by and between LFT CRE 2025-FL3, LLC and Lument Investment Management, LLC.

10.3	Servicing Agreement, dated as of December 10, 2025, by and among LFT CRE 2025-FL3, LLC, Lument Investment Management, LLC, Lument Commercial Mortgage Trust, Computershare Trust Company, National Association, Wilmington Trust, National Association, and Lument Real Estate Capital, LLC.

10.4†	Loan Agreement, by and among LCMT NPL Warehouse, LLC, as Parent Borrower, the REO Entities from time to time party thereto, and Northeast Bank.

10.5	Guaranty, dated as of December 10, 2025, by Lument Finance Trust, Inc. in favor of Northeast Bank.

99.1	Press Release of Lument Finance Trust, Inc., dated December 10, 2025.

99.2	Press Release of Lument Finance Trust, Inc., dated December 11, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain of the exhibits to this exhibit have been omitted in accordance with Regulation S-K Item 601. The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENT Finance Trust, Inc.

Date: December 16, 2025	By:	/s/ James A. Briggs
James A. Briggs
Chief Financial Officer